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                                                                      Exhibit 14


                      CONSENT OF INDEPENDENT ACCOUNTANTS


We hereby consent to the incorporation by reference in the Prospectus/Proxy Statement constituting part of this Registration Statement on Form N-14 (the "Registration Statement") of our report dated August 14, 1998, relating to the financial statements and financial highlights appearing in the June 30, 1998 Annual Report to Shareholders of WM Short Term High Quality Bond Fund, WM California Municipal Fund and WM Growth Fund, each a series of WM Trust II (formerly known as Sierra Trust Funds), collectively the "Funds," which financial statements and financial highlights are also incorporated by reference into the Prospectus/Proxy Statement and included in the Registration Statement. We also consent to the incorporation by reference in the Prospectus and Statement of Additional Information of the Funds dated March 23, 1998, of our report dated August 12, 1997, relating to the financial statements and financial highlights appearing in the June 30, 1997 Annual Report to Shareholders of the Funds, which Prospectus and Statement of Information are also included and incorporated by reference in the Registration Statement. We also consent to the incorporation by reference in the Prospectus and Statement of Additional Information of the Funds dated November 1, 1998, of our report dated August 14, 1998, relating to the financial statements and financial highlights appearing in the June 30, 1998 Annual Report to Shareholders of the Funds, which Prospectus and Statement of Information are also included and incorporated by reference in the Registration Statement. We also consent to the references to us under the headings "Financial Highlights" in the Prospectuses dated March 23, 1998 and November 1, 1998 for the Funds and under the headings "Independent Accountants and Financial Statements" in the Statements of Additional Information dated March 23, 1998 and November 1, 1998 for the Funds.



PricewaterhouseCoopers LLP
Boston, Massachusetts
October 30, 1998